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                        EXHIBIT 99(a)    PRESS RELEASE



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FOR IMMEDIATE RELEASE




                                                Ilene A. Angarola
                                                Senior Vice President
                                                Investor Relations
                                                (516) 683-4420

                       NEW YORK COMMUNITY BANCORP, INC.
       PRICES PUBLIC OFFERING OF 5,100,000 COMMON SHARES AT $29.00 PER
                                    SHARE


      Westbury, New York, May 8, 2002 -- New York Community Bancorp, Inc. (Nasdaq: NYCB) today announced the public offering of 5,100,000 shares of its common stock at a price to the public of $29.00 per share.

      The underwriters have a 30-day option to purchase a maximum of 765,000 additional shares to cover over-allotments of shares, if any. These shares are being sold under the existing shelf registration statement that was declared effective by the SEC today.

      Lehman Brothers and Salomon Smith Barney are the joint book-running managers and joint lead managers together with Sandler O'Neill & Partners, L.P. Co-managers for the offering are Advest, Inc., Janney Montgomery Scott LLC and Keefe, Bruyette & Woods, Inc. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Lehman Brothers, Salomon Smith Barney and Sandler O'Neill & Partners, L.P.

      New York Community Bancorp, Inc. is the $9.3 billion holding company for New York Community Bank, and the eighth largest thrift in the nation, based on market capitalization at March 31, 2002. The Bank serves its customers through a network of 114 banking offices in New York City, Nassau, Suffolk, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metropolitan New York region, with 60 in-store branches, the Bank is the second largest originator of multi-family mortgage loans in New York City.

This press release is not an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.